UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2014
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2014, Universal Technical Institute, Inc. (the “Company”) entered into new employment agreements with Kimberly J. McWaters and Eugene S. Putnam, Jr., and entered into an amended and restated employment agreement with Kenneth J. Cranston (each an “Agreement” and collectively, the “Agreements”). The Agreements replace the Company’s previous employment agreements with each individual.

Agreements with Ms. McWaters and Mr. Putnam. The new Agreements with Ms. McWaters and Mr. Putnam have initial three-year terms and will automatically renew for successive three-year terms thereafter, unless either party gives written notice to the other 180-210 days prior to the end of the then-current term of intent not to renew the agreement (a “Non-Renewal Notice”). The Agreements provide for a base salary of at least $709,000 per year for Ms. McWaters and $459,000 per year for Mr. Putnam (which will be reviewed at least annually), provide for an annual bonus based on performance as determined and approved by the Board of Directors, and provide for other benefits and perquisites as established and made available from time to time by the Board of Directors. Any equity awards to Ms. McWaters and Mr. Putnam (and their amount, timing, form and terms) will continue to be in the discretion of and as determined and approved by the Board of Directors. However, the new Agreements require future stock unit awards to Ms. McWaters and Mr. Putnam, if any, to provide for continued vesting for 12 months after a qualifying “retirement,” subject to compliance with certain covenants. Qualifying “retirements” will include any termination of employment by either the Company or the executive that occurs on or after the sum of executive’s age and years employed equals 65, unless the termination is or could have been for “cause” or other more favorable vesting provisions apply. Ms. McWaters currently is eligible under this definition, and Mr. Putnam will become eligible in October 2016. The new Agreements also provide for, and reflect certain modifications to, severance events and benefits, the right to which is conditioned upon the executive’s release and waiver of claims and compliance with the covenants described below.

Terminations without Cause or for Good Reason (no Change of Control); Death; Disability. If the Company were to terminate the employment of Ms. McWaters or Mr. Putnam without “cause” or if they were to terminate their employment for “good reason,” in each case without the occurrence of a “change of control” (each as defined in the Agreements), the executive would be entitled to cash severance equal to two times the executive’s annual base salary at the highest rate in effect during the 12 months before the termination. In addition, Ms. McWaters or Mr. Putnam would receive: additional cash severance equal to (i) the sum of 24 times the monthly Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premium in effect at termination and 24 times the monthly ArmadaCare premium in effect at termination, plus (ii) 50% of the sum in (i); payment of the bonus for the fiscal year in which the termination occurs, but only if such bonus is approved by the Board of Directors, and with the amount pro-rated based on the termination date; payment of any bonus to which executive may be entitled for the fiscal year immediately preceding the termination date, if the termination occurs between the end of the fiscal year and the applicable bonus payout; and payment for 12 months of outplacement services. Outstanding equity awards will be treated in accordance with the terms and provisions of the applicable plan and grant agreements. If termination is due to disability, disability benefits under the applicable plan or practice also will be provided.

Terminations without Cause or for Good Reason (within 12 months following a Change of Control). If the employment of Ms. McWaters or Mr. Putnam is terminated without “cause” or for “good reason” within 12 months after the Company has undergone a “change of control” (each as defined in the Agreements), the executive would receive all of the payments and benefits described above for the “No Change of Control” scenario, except that in lieu of the pro-rated actual bonus payout for the fiscal year of the termination, the executive would receive a multiple (two times for Ms. McWaters, and one and one half times for Mr. Putnam) of the executive’s targeted bonus for the fiscal year in which the termination occurs (with no proration).

Certain Terminations following a Company Non-Renewal. The new Agreements with Ms. McWaters and Mr. Putnam provide for a severance payment to the executive in connection with certain terminations of employment by Company or executive after the Company provides a Non-Renewal Notice. Where applicable, the payment would be a multiple (two times for Ms. McWaters, and one and one half times for Mr. Putnam) of the executive’s annual base salary at the highest rate in effect during the 12 months preceding termination. To qualify, the termination must occur within 12 months after the Company gives its Non-Renewal notice, must occur at or following the expiration of the Agreement and can be initiated by either party. If the Board finds that “cause” existed, or if the executive provides the Non-Renewal Notice, the executive will not qualify.

Agreement with Mr. Cranston. The amended and restated Agreement with Mr. Cranston has a fixed term and will expire on April 8, 2015. It updates and replaces Mr. Cranston’s previous employment agreement and extends its term by one year. Under his Agreement, Mr. Cranston will receive a base salary of at least $329,000 per year, an annual bonus based on performance as determined and approved by the Board of Directors, and other benefits and perquisites as established and made available from time to time by the Board of Directors. Mr. Cranston’s Agreement continues to provide for severance payments and benefits only for termination without “cause” or for “good reason” (before or within 12 months after a “change of control”), and the amounts payable to him in those circumstances have not been modified.

General Provisions. Each Agreement requires the executive to execute a waiver and release in order to receive any severance compensation or benefits. The Agreements include covenants by the executive not to compete directly or indirectly with the Company or to directly or indirectly recruit, solicit, or employ any persons or entities with whom the Company has business relationships for a period of 24 months (12 months for Mr. Cranston) after employment is terminated. If payments or benefits would constitute parachute payments under Section 280G of the Internal Revenue Code (the “Code”) and trigger excise taxes for the executive under Section 4999 of the Code, then they will either be paid in full or reduced so that they are not subject to such excise tax, depending on which payment is greater on an after-tax basis. The executive is not required to mitigate any payments or benefits by seeking other employment or otherwise.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

April 11, 2014	By:	/s/ Chad A Freed

Name: Chad A Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, by and between Kimberly J. McWaters and Universal Technical Institute, Inc., effective April 8, 2014.
10.2	Employment Agreement, by and between Eugene S. Putnam, Jr. and Universal Technical Institute, Inc., effective April 8, 2014.
10.3	Amended and Restated Employment Agreement, by and between Kenneth J. Cranston and Universal Technical Institute, Inc., effective April 8, 2014.